KINDER MORGAN ENERGY PARTNERS, L.P.


1-  Kinder Morgan Canada Company - Nova Scotia
2-  Kinder Morgan Texas Pipeline GP, Inc. - DE
3-  Kinder Morgan North Texas Pipeline, L.P. - DE
4-  Kinder Morgan Texas Gas Services LLC - DE
5-  Kinder Morgan Transmix Company, LLC - DE
6-  Kinder Morgan Interstate Gas Transmission LLC - CO
7-  Kinder Morgan Trailblazer, LLC - DE
8-  CGT Trailblazer, LLC - DE
9-  Kinder Morgan NGL, L.P. - DE
10- Kinder Morgan Texas Pipeline, L.P. - DE
11- MidTex Gas Storage Company, LLP - TX
12- Kinder Morgan Operating L.P. "A" - DE
13- Kinder Morgan Operating L.P. "B" - DE
14- Kinder Morgan CO2 Company, L.P. - DE
15- Trailblazer Pipeline Company - IL
24- Kinder Morgan Bulk Terminals, Inc. - LA
25- Western Plant Services, Inc. - CA
26- Dakota Bulk Terminal, Inc. - WI
27- Delta Terminals Services LLC - DE
28- HBM Environmental Holding Co., Inc. - LA
29- HBM River Plant, Inc. - LA
30- River Consulting, Inc. - LA
31- HBM Environmental, Inc. - LA
32- Milwaukee Bulk Terminals, Inc. - WI
33- Queen City Terminals, Inc. - DE
34- Kinder Morgan Port Terminals USA LLC - DE
35- Elizabeth River Terminals LLC - DE
36- Nassau Terminals LLC - DE
37- Fernandina Marie Construction Management LLC - DE
38- Kinder Morgan Port Manatee Terminal LLC - DE
39- Kinder Morgan Port Sutton Terminal LLC- DE
40- Pinney Dock & Transport LLC - OH
41- Trimark Engineers/Constructors, Inc. - PA
42- River Environmental Consulting, Inc. - LA
43- Woodland Marine, Inc. - LA
44- River Engineered Systems, Inc. - LA
45- River Consulting International, Inc. - DE
46- RCI Contractors, Inc. - DE
47- Kinder Morgan Operating L.P. "C" - DE
48- Kinder Morgan Operating L.P. "D" - DE
49- SFPP, L.P. - DE
50- Kinder Morgan Liquids Terminals LLC - DE
51- Kinder Morgan Pipeline LLC - DE


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52- Kinder Morgan Tank Storage Terminals LLC - DE
53- Kinder Morgan 2-Mile LLC - DE
54- Rahway River Land LLC - DE
55- Central Florida Pipeline LLC - DE
56- Southwest Florida Pipeline LLC - DE
57- Calnev Pipe Line LLC - DE
58- Kinder Morgan Las Vegas LLC - DE
59- Colton Processing Facility - CA
60- Kinder Morgan Materials Services, LLC - PA
61- CIG Trailblazer Gas Company, L.L.C. - DE
62- John McCrory, LLC - DE
63- Kinder Morgan Border Pipeline, L.P. - DE
64- East Texas Industrial Gas, LLC - DE
65- Tejas Gas, LLC - DE
66- Gulf Energy Gas, LLC - DE
67- Gulf Energy Gathering & Processing, LLC - DE
68- Gulf Energy Marketing, LLC - DE
69- Kinder Morgan South Texas Pipeline, L.P. - DE
70- Hydrocarbon Development, LLC - DE
71- Kinder Morgan Tejas Pipeline, L.P. - DE
72- Stellman Transportation, LLC - DE
73- KM Gas Pipelines LP, LLC - DE
74- Kinder Morgan Tejas Pipeline GP, Inc. - DE
75- Tejas Energy Partner, LLC - DE
76- Tejas Gas Systems, LLC - DE
77- Tejas-Gulf, LLC - DE
78- Tejas Natural Gas, LLC - DE
79- Kinder Morgan Pipeline Services of Mexico S. de R.L. de C.V. - Mexico 80- Kinder Morgan Ship Channel Pipeline, L.P. - DE
81- Kinder Morgan Gas Pipelines GP, Inc. - DE
82- Valley Gas Transmission, LLC - DE
83- KMTP LLC - DE
84- Silver Canyon Pipeline LLC - DE
85- IC Terminal Holdings Company - DE
86- Kinder Morgan Liquids Terminals St. Gabriel, Inc. - LA
87- NPC, Inc. - LA
88- IC Omnimodal Terminal Company of Delaware - DE
89- Kinder Morgan Gas Natural de Mexico S. de R.L. de C.V. - Mexico
90- Kinder Morgan SACROC GP LLC - DE
91- Kinder Morgan SACROC LP - DE
92- Emory B Crane, LLC - LA
93- Frank L. Crane, LLC - LA
94- Paddy Ryan Crane, LLC - LA
95- Agnes B Crane, LLC - LA
96- KMBT LLC - DE
97- KM SACROC LP LLC - DE


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98- KM Crane LLC - MD
99- MJR Operating LLC - MD
100-Kinder Morgan West Texas Pipeline, L.P. - DE
101-Kinder Morgan Southeast Terminals LLC - DE